Exhibit 3.2

STALWART TANKERS INC.

(the “Corporation”)

FORM OF

AMENDED AND RESTATED

BYLAWS

(As adopted on           , 2014)

ARTICLE I
OFFICES

The principal place of business of the Corporation shall be at such place or places as the Directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors (the “Board” or the “Board of Directors”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 1. Annual Meeting: The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board of Directors may determine for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting. The Chairman of the Board (the “Chairman”) or, in the Chairman’s absence, the Chief Executive Officer or, in the Chief Executive Officer’s absence, another person designated by the Board shall act as the Chairman of all annual meetings of shareholders.

Section 2. Nature of Business at Annual Meetings of Shareholders: No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures and requirements set forth in this Section 2 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

To be timely a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more one hundred twenty (120) days prior to the one-year anniversary of the immediately preceding annual meeting of shareholders. In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder’s notice described herein.

To be in proper written form, a shareholder’s notice to the Secretary must set forth and include the following:

(a) as to each matter such shareholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, which shall not exceed 500 words,

(ii) any interest of such shareholder and/or the Shareholder Associated Persons in such business,

(iii) a detailed description of all communications by such shareholder and/or the Shareholder Associated Persons with any other shareholder or beneficial owner of any securities of the Corporation regarding such business and a detailed description of every agreement, arrangement and understanding between such shareholder and/or the Shareholder Associated Person, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder, and

(iv) a list of each company to which such shareholder and/or the Shareholder Associated Persons has proposed at any time during the past five years, or is currently proposing, business that is substantially similar to the business desired to be brought before the annual meeting, together with the date such proposal was made; and

(b) as to the shareholder giving such notice:

(i) the name and record address of such shareholder along with such shareholder’s tax identification number and the name and address of the Shareholder Associated Persons and a detailed description of the relationship between such shareholder and the Shareholder Associated Persons and every agreement, arrangement and understanding between such shareholder and the Shareholder Associated Persons in connection with the proposal of such business by such shareholder,

(ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such shareholder and/or the Shareholder Associated Persons,

(iii) a detailed description of all purchases and sales of securities of the Corporation by such shareholder and/or the Shareholder Associated Persons during the previous twelve month period, including, without limitation, the date of such transactions, the class and number of securities involved in such transactions, the consideration involved in such transactions and the investment intent in respect thereof,

(iv) a detailed description of all Derivative Transactions by, of or on behalf of such shareholder and/or the Shareholder Associated Persons during the previous twelve month period, including, without limitation, the date of such transactions and the class and number of securities involved in, and the material terms of such transactions (such description to include all information that such shareholder and/or the Shareholder Associated Persons would have been required to report on an Insider Report if such shareholder and/or Shareholder Associated Persons had been directly or indirectly the beneficial owner of more than ten percent (10%) of any class of any equity security of the Corporation or a Director or an Officer of the Corporation at the time of such transactions and the effect of such Derivative Transactions on any voting or economic rights relating to the securities of the Corporation as of the date of the notice and any change in such voting or economic rights which may arise pursuant to the terms of the Derivative Transactions under any circumstances, whether or not then contingent or subject to conditions precedent or subsequent),

(v) to the extent actually known by the shareholder giving the notice, the name and address of any other person who owns, of record or beneficially, any securities of the Corporation and who supports the proposal of such business that such shareholder proposes to bring before the meeting on the date of such shareholder’s notice,

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(vi) a detailed description of each proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder and/or the Shareholder Associated Persons has a right to vote, or cause or direct the vote of, any securities of the Corporation,

(vii) a detailed description of any Derivative Instruments which are owned, directly or indirectly, by such shareholder or the Shareholder Associated Persons or any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder and/or Shareholder Associated Person, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and a detailed description of any performance related fees (other than an asset-based fee) that such shareholder or the Shareholder Associated Persons is entitled to based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments,

(viii) any other information relating to such shareholder and the Shareholder Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

(ix) a description of all other arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business,

(x) a representation that such shareholder is a holder of record of shares of the Corporation and is entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting,

(xi) a representation whether the shareholder or the beneficial owner intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposal and/or (II) otherwise to solicit proxies from shareholders in support of such proposal, and

(xii) in the case of a beneficial owner, evidence establishing such beneficial owner’s indirect ownership of shares and entitlement to vote such shares at such meeting.

In addition, notwithstanding anything in this Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with Article III Section 3 of these Bylaws for such nomination or nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures and requirements set forth in this Section 2 of this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures and requirements, nothing in this Section 2 of this Article II shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures and requirements set forth in this Section 2 of this Article II, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of this Section 2 of this Article II, the following terms shall have the following meanings:

(i) “Derivative Instruments” shall mean any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing, hedging transactions or borrowed or loaned shares, with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise.

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(ii) “Derivative Transaction” shall mean any (a) transaction in, or arrangement, agreement, understanding or relationship with respect to, any Derivative Instrument, (b) any transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to receive or share in the receipt of dividends payable on any securities of the Corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise, in each case under clauses (a) and (b) including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (c) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the corporation or any interest therein.

(iii) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act by a person who is directly or indirectly the beneficial owner of more than ten percent (10%) of any class of any equity security of the corporation or who is a Director or an executive Officer of the corporation.

(iv) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) “Shareholder Associated Person(s)” shall mean, with respect to the applicable shareholder, (a) any beneficial owner of shares of the Corporation owned of record or beneficially by such shareholder, (b) any associate of such shareholder or beneficial owner, (c) any affiliate of such shareholder or beneficial owner and (d) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such shareholder or beneficial owner (or any of their respective affiliates or associates).

Section 3. Special Meeting: Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the Chairman, the Chief Executive Officer or a majority of the Board. No other person or persons are permitted to call a special meeting, unless otherwise prescribed by law. No business may be conducted at the special meeting other than business brought before the meeting by the Board. Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the Officer of the Corporation designated by the Board of Directors to deliver the notice of such meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings: Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or telefax at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

Section 5. Adjournments: Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 4 of this Article II.

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Section 6. Quorum: At all meetings of shareholders for the transaction of business, the number of shares of capital stock issued and outstanding and entitled to vote thereat, present either in person or represented by proxy, which is provided in the First Amended and Restated Articles of Incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”) or, if not in the Articles of Incorporation, by statute, shall be requisite and shall constitute a quorum. If less than a quorum is present, a majority of the total number of votes represented by those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 7. Voting: If a quorum is present, and except as otherwise expressly provided by law, the Corporation’s Articles of Incorporation then in effect or these Bylaws, the affirmative vote of a majority of the votes cast by holders of shares of capital stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right either in person or by proxy. Any action required or permitted to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 8. Fixing of Record Date: The Board of Directors may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders, or more than sixty (60) days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. In connection with any adjournment of a meeting of shareholders, annual or special, the Board of Directors may fix a new record date for the adjourned meeting. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III
DIRECTORS

Section 1. Number: The affairs, business and property of the Corporation shall be managed by its Board of Directors. The number of Directors is determined according to the Articles of Incorporation. The Directors need not be residents of the Marshall Islands nor shareholders of the Corporation.

Section 2. How Elected: The Board of Directors shall be elected as specified in the Articles of Incorporation.

Section 3. Nomination of Directors: Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of shareholders (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 of this Article III and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures and requirements set forth in this Section 3 of this Article III.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders.

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To be in proper written form, a shareholder’s notice to the Secretary must set forth:

(a) as to each person whom the shareholder proposes to nominate for election as a Director (each, a “Proposed Nominee”),

(i) the name, age, business address and residence address of each Proposed Nominee,

(ii) the principal occupation or employment of each Proposed Nominee,

(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each Proposed Nominee,

(iv) any other information relating to each Proposed Nominee and the Proposed Nominee Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election (even if a contested election is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers,

(v) a detailed description of all direct and indirect material compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and/or the Shareholder Associated Persons, on the one hand, and each Proposed Nominee and/or the Proposed Nominee Associated Persons, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the General Rules and Regulations under the Securities Act (or its successor Item) if the shareholder making the nomination and/or the Shareholder Associated Persons were the “registrant” for purposes of such item and the Proposed Nominee and/or the Proposed Nominee Associated Persons, were a Director or executive Officer of such registrant,

(vi) a detailed description of all communications by such shareholder and/or the Shareholder Associated Persons with any other shareholder or beneficial owner of any securities of the Corporation regarding such nomination and a detailed description of every agreement, arrangement and understanding between such shareholder and/or the Shareholder Associated Persons, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such nomination by such shareholder, and

(vii) the completed and signed questionnaire, representation and agreement required by this Section 3 of this Article III; and

(b) as to the shareholder giving the notice,

(i) all information described in clause (b) of the fourth paragraph of Article II Section 2 of these Bylaws, and

(ii) any other information relating to such shareholder and the Shareholder Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election (even if a contested election is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers.

Such notice also must be accompanied by a written consent of each Proposed Nominee to being named as a nominee and to serve as a Director if elected.

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To be eligible to be a nominee for election or reelection, and to serve, as a Director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3 of this Article III) to the Secretary at the Corporation’s principal place of business a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of this Article III, (ii) is not and will not become a party to (a) any Voting Commitment that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director of the Corporation that has not been disclosed therein, (iv) will comply with all informational and similar requirements of applicable insurance and other laws and regulations, (v) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a Director of the Corporation, will be in compliance with, and will in the future comply with, all applicable policies and guidelines of the Corporation, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading and (vi) if elected as a Director of the Corporation, will act in the best interests of the Corporation and its shareholders and not in the interests of individual constituencies.

The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such Proposed Nominee (x) to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee or (y) to comply with insurance regulatory requirements that may be applicable, from time to time, to Directors of the Corporation.

Notwithstanding anything in this Section 3 of this Article III to the contrary, in the event that the number of Directors to be elected to the Board at an annual meeting is increased and the corporation does not make a public announcement naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3 of this Article II shall also be considered timely with respect to nominees for any new positions created by such increase if it is received by the Secretary at the corporation’s principal place of business not later than the close of business on the 10th day after the day on which such public announcement is first made by the corporation.

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures and requirements set forth in this Section 3 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the procedures and requirements set forth in this Section 3 of this Article III, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

For purposes of this Section 3 of this Article III, the following terms shall have the following meanings:

(i) “Proposed Nominee Associated Persons” shall mean, with respect to the applicable Proposed Nominee, (a) any beneficial owner of shares of the Corporation owned of record or beneficially by such Proposed Nominee, (b) any associate of such Proposed Nominee or beneficial owner, (c) any affiliate of such Proposed Nominee or beneficial owner and (d) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such Proposed Nominee or beneficial owner (or any of their respective affiliates or associates).

(ii) “Stockholder Associated Person(s)” shall mean, with respect to the applicable shareholder, (a) any beneficial owner of shares of the Corporation owned of record or beneficially by such shareholder, (b) any associate of such shareholder or beneficial owner, (c) any affiliate of such shareholder or beneficial owner and (d) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such shareholder or beneficial owner (or any of their respective affiliates or associates).

(iii) “Voting Commitment” means any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a Director of the Corporation, will act or vote on any issue or question.

Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or these Bylaws), the vote of not less than two-thirds of the entire Board of Directors shall be required to amend, alter, change or repeal this Section 3 of this Article III.

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Section 4. Removal: Removal of Directors is governed by the Articles of Incorporation.

No proposal by a shareholder to remove a Director shall be voted upon at a meeting of the shareholders unless such proposal is in accordance with the Articles of Incorporation then in effect and unless such shareholder has given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) and not more than one hundred and twenty (120) days prior to the one-year anniversary date of the immediately preceding annual meeting of the shareholders. To be in proper written form, a shareholder’s notice must set forth: (a) a statement of the grounds, if any, on which such Director is proposed to be removed, (b) evidence reasonably satisfactory to the Secretary of such shareholder’s status as such and of the number of shares of each class of capital stock of the Corporation beneficially owned by such shareholder, and (c) a list of the names and addresses of other shareholders of the Corporation, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such shareholder.

No shareholder proposal to remove a Director shall be voted upon at an annual meeting of the shareholders unless proposed in accordance with the provisions of this Section 4 of this Article III. If the Chairman of the meeting determines, based on the facts, that a shareholder proposal to remove a Director was not made in accordance with such provisions, the Chairman shall declare to the meeting that a proposal to remove a Director of the Corporation was not made in accordance with the provisions of these Bylaws, and such defective proposal shall be disregarded.

Section 5. Vacancies: Any vacancies in the Board of Directors shall be governed by the Articles of Incorporation.

Section 6. Regular Meetings: Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 7. Special Meetings: Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman, a majority of the Board, or any Officer of the Corporation who is also a Director. The Chief Executive Officer or the Secretary shall call a special meeting of the Board upon written request directed to either of them by a majority of the Directors stating the time, place, and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the Officer calling the meeting.

Section 8. Notice of Special Meetings: Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each Director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him personally (including by telephone) or if such notice is delivered to such Director by mail or telefax to his last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 9. Quorum: A majority of the Directors at the time in office, present in person or by proxy or by conference telephone, shall constitute a quorum for the transaction of business.

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Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or Officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, or, if the votes of the disinterested Directors are insufficient to constitute an act of the Board of Directors as defined in Section 55 of the Marshall Islands Business Corporations Act (the “BCA”), by unanimous vote of the disinterested Directors; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11. Voting: The vote of the majority of the Directors, present in person, by proxy, or by conference telephone, at a meeting at which a quorum is present shall be the act of the Directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.

Section 12. Compensation of Directors and Members of Committees: The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

ARTICLE IV
COMMITTEES

The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any Bylaw or adopt any new Bylaw, (iii) amend or repeal any resolution of the entire Board, (iv) increase the number of Directors on the Board, or (v) remove any Director. In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the entire Board designate from among its members other committees to consist of one or more of the Directors of the Corporation, each of which shall perform such function and have such authority and powers as shall be delegated to it by said resolutions or as provided for in these Bylaws, except that only the executive committee may have and exercise the powers of the Board of Directors. Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of Directors. Vacancies in membership of such committees shall be filled by vote of the Board of Directors. Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when requested.

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ARTICLE V
OFFICERS

Section 1. Number of Designation: The Board of Directors shall appoint a Chief Executive Officer, Secretary and Chief Financial Officer and such other Officers with such duties as it may deem necessary. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors. Officers of the Corporation shall be natural persons except the Secretary may be a corporate entity. Any two or more offices may be held by the same natural person.

The salaries of the Officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors or any authorized committee thereof. The Board of Directors may at any meeting appoint additional Officers. Each Officer shall hold office until his successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal or otherwise. Any Officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

Section 2. Chief Executive Officer: The Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general day-to-day supervision, direction and control of the business and Officers of the Corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 3. Chairman: The Chairman, if any, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 4. President: The President, if any, shall perform duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 5. Chief Financial Officer: The Chief Financial Officer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 6. Financial Controller: The Chief Executive Officer may direct the Financial Controller, if any, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer. The Financial Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 7. Vice President: The Vice President, if any, shall perform duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

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Section 8. Secretary: The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. If the Secretary is a corporation, the duties of the Secretary may be carried out by any authorized representative of such corporation.

Section 8. Other Officers: Officers other than those treated in Sections 2 through 8 of this Article shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the Chief Executive Officer.

Section 8. Bond: The Board of Directors shall have power to the extent permitted by law, to require any Officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE VI
CERTIFICATES FOR SHARES

Section 1. Form and Issuance: The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by (i) the Chief Executive Officer, the Chairman, the President, the Chief Financial Officer or a Vice President and by (ii) the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. Shares may also be represented in uncertificated form, and, specifically, the Corporation may issue shares to be represented in any manner permitted or required by the rules of the stock exchange on which the shares of the Corporation may be listed.

Section 2. Transfer: The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of shares of the Corporation’s capital stock, and may appoint transfer agents and registrars thereof.

Section 3. Loss of Stock Certificates: The Board of Directors may direct a new certificate or certificates of capital stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of capital stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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ARTICLE VII
DIVIDENDS

Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock, or other property of the Corporation.

ARTICLE VIII
INDEMNIFICATION

Section 1. Indemnification. Any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to pay in advance expenses a Director or Officer incurred while defending a civil or criminal proceeding, and the Corporation shall pay in advance such expenses incurred by a Director and may pay in advance such expenses incurred by an Officer, provided that the Director or Officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or Officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 2. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director or Officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

ARTICLE IX
CORPORATE SEAL

The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.

ARTICLE X
FISCAL YEAR

The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board of Directors may by resolution designate.

ARTICLE XI
AMENDMENTS

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal these Bylaws of the Corporation by a vote of not less than a majority of the entire Board of Directors, unless otherwise provided in these Bylaws.

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